Exhibit 23.5

September 18, 2020

HL Acquisitions Corp.

499 Park Avenue-Suite #1201

New York, NY 10022

Attention: Jeffrey E. Schwarz

Dear Mr. Schwarz:

We hereby consent to the references to our firm and our valuation, dated June 24, 2020, in the Registration Statement on Form F-4 and related Prospectus of Fusion Fuel Green Limited for the registration of shares of its of its class A ordinary shares and to the furnishing of our valuation as an exhibit thereto.

/s/ Michael Webber
Michael Webber
Managing Partner

150 E52nd St, Suite 14001, New York, New York 10022, USA